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                                                                   Exhibit 10.38

                                     DEMAND
                                 PROMISSORY NOTE
                                 ---------------

$1,000,000.00                                          New York, New York
                                                       July 28, 1995

         For valuable consideration, receipt of which is hereby acknowledged, Kroll Associates, Inc., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of American International Group, Inc., a Delaware corporation (the "Lender"), at the office of the Lender at 70 Pine Street, New York, New York 10270, or at such other place as Lender may designate to Borrower in writing from time to time, in legal currency of the United States of America and in immediately available funds, the principal sum of One Million ($1,000,000.00) Dollars, payable in one or more installments as the Lender shall from time to time demand from the Borrower. Borrower further agrees to pay interest in like manner on the unpaid principal amount hereof at a rate per annum equal to 2% per annum above the Base Rate. For purposes of this Note, the term "Base Rate" shall mean a fluctuating rate per annum equal to the rate of interest announced publicly in New York, New York from time to time as Citibank, N.A.'s base rate. Daily interest shall be computed on the basis actual days elapsed in a 360-day year. If any payment on this Note becomes due and payable on a Saturday, Sunday or legal or bank holiday in the State of New York, interest thereon shall be due and payable on the day next succeeding the Interest Payment Date which is not a Saturday, Sunday or legal or bank holiday in the State of New York ("Business Day") and no interest shall be due and payable on such day for the period which are not Business Days.

         This Note may be prepaid in whole or in part at any time or from time to time without penalty or premium, provided that all such prepayments of principal shall be accompanied by all interest accrued and unpaid to the date of prepayment.

         Except as may be specifically provided herein, Borrower waives presentment of payment, demand, notice of prepayment, notice of protest and protest of this Note, and agrees to pay, as soon as incurred, all costs and expenses, including reasonable counsel fees, incidental to the collection of this Note or in any way relating to the rights of holder hereunder. The holder hereof may release, renew or extend any of the liabilities of Borrower and may make additional advances or extensions of credit to it or grant other indulgences or extend the time for any payment of principal or interest hereunder, all from time to time, without further notice to or assent from any other party or any endorser hereof. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.


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         This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of New York. Any legal proceedings relating to the enforcement or construction of this Note shall be brought in the United States District Court for the Southern District of New York located in New York, NY; provided that, if the United States District Court shall not have jurisdiction over such proceeding after application thereto, then such legal proceedings shall be brought in any court of the State of New York located in New York, NY. No other court shall have any jurisdiction of any claim arising under or based upon this Agreement. In connection with the foregoing, each of the parties hereby submits to the exclusive jurisdiction of and venue in the courts of the United States of America, County of New York, State of New York.

         This Note shall be binding upon the successors and assigns of the Borrower and inure to the benefit of the Lender and its successors and assigns, except that the Borrower may not assign or otherwise transfer any of its obligations, rights, or interests in or to this Note without the prior written consent of the Lender and its successors or assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed under its corporate seal as of the date first above written.

                                                KROLL ASSOCIATES, INC.

                                                By /s/ N.E. Paciotti
                                                   ---------------------------